UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CENTREX, INC.
             (Exact name of registrant as specified in its charter)

        Oklahoma                    000-32021                  73-1554121
        --------                    ---------                  ----------
(State of incorporation)        (SEC File Number)          (IRS Employer ID No.)

                           8908 South Yale, Suite 409
                           Tulsa, Oklahoma 74137-3545
                                 (918) 491-7557
              (Address of Principal Executive Offices and Zip Code)

                         260,000 Shares of Common Stock
                     Issued Pursuant to Consulting Agreement
                                      and
                  3,000,000 Shares of Common Stock to be Issued
 Pursuant to Centrex Inc.'s First Amended Employee Incentive Stock Option Plan.

                                  With Copy To:
                              Kaufman & Associates
                            One Main Plaza, Suite 210
                              Tulsa, Oklahoma 74119
                                 (918) 584-4463
                     (Name and address of Agent for Service)
          (Telephone number, including area code, of Agent for Service)

                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                       Proposed   Proposed
                                       Maximum    Maximum
                                       Offering   Aggregate        Amount of
Title of securities    Amount to be    Price per  Offering         Registration
to be registered       registered      Share      Price            Fee
--------------------------------------------------------------------------------

Common Stock               260,000(1)  $0.10*     $26,000*         $ 6.86(3)
Common Stock             3,000,000(2)  $0.10*    $300,000*         $79.20(3)
--------------------------------------------------------------------------------

(1)  260,000 shares are issued to Consultant pursuant to Consulting Agreement

(2) 3,000,000 shares are pursuant to Centrex Inc.'s First Amended Employee Incentive Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Fees are calculated by multiplying the aggregate offering amount by .000264 pursuant to Section 6(b) of the Securities Act.

 * Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), this estimate is based on par value of the Registrant's common stock, $0.001 par value per share.

                                     PART I.

Item 1.  Plan Information.

         See Exhibit 4.2, attached hereto.


Item 2.  Registrant Information and Employee Plan Annual Information

         The Registrant will provide participants without charge and upon written or oral request the documents referenced in Item 3 of Part II of the registration statement. These documents are incorporated by reference in the
Section 10(a) Prospectus. The Registrant will also provide participants without charge and upon written or oral request all other documents that may be required to be delivered to employees pursuant to Rule 428(b). Requests for documents can be made to Gifford Mabie, President, Centrex, Inc., 8908 S. Yale Ave. #409, Tulsa, OK 74137, (918) 481-0167.

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The prospectus (the "Resale Prospectus") may be used in connection with reoffers and resales of shares of Centrex common stock issued pursuant to Centrex Inc.'s First Amended Employee Incentive Stock Option Plan . The Resale Prospectus is filed as part of this Registration Statement as required by Form S-8.



                               REOFFER PROSPECTUS

                  3,000,000 Shares of Centrex, Inc. Common Stock

         The selling shareholders may sell up to 3,000,000 shares of common stock from time to time. The selling shareholders may sell their shares:

         -On the National Quotation Bureau
         -To a broker-dealer, including a market maker, who purchases the shares for its own account
         -In private transactions or by gift

         The selling shareholders may also pledge their shares from time to time, and the lender may sell the shares upon foreclosure.

         The shares being offered by the selling shareholders have been issued upon the exercise of certain stock options or as compensation for consulting services rendered not in connection with a capital fund raising transaction or to make or maintain a market for Centrex's common stock.

         We will not receive any proceeds from the sale by the selling shareholders of their shares of common stock. We paid the cost of the preparation of this prospectus and of registration, which is estimated at $750.

                        --------------------------------

         Investing in shares of our common stock involves a high degree of risk. You should purchase the shares only if you can afford to lose your entire investment. See "Risk Factors," which begins on page 4.

                        --------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is November 21, 2001

                                TABLE OF CONTENTS

THE COMPANY................................................................4
RISK FACTORS...............................................................4
USE OF PROCEEDS............................................................7
SELLING SHAREHOLDERS.......................................................8
PLAN OF DISTRIBUTION.......................................................8
AVAILABLE INFORMATION......................................................9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................9
LEGAL MATTERS..............................................................9
EXPERTS....................................................................9

                                   THE COMPANY

         We are a development stage company. We own the exclusive worldwide license to a technology for detecting E. coli bacteria in food and water. We also own the exclusive worldwide license to a technology for detecting cryptosporidium and other pathogens in water.

         The E. coli detection system prototype is presently being developed at Los Alamos National Laboratory ("LANL"). The prototype should be capable of confirming the presence of E. coli bacteria within minutes as opposed to the current testing method that requires an average of 24 hours to obtain a result. Development of a prototype cryptosporidium detection system has yet to begin.

         We have no operating history prior to October 6, 1998. Because our products are presently being developed or are in the planning stage, we have no revenues. Our development activities to date have been funded primarily by loans from our founding shareholders. We do not anticipate any revenues from the sale of products until such products have been proven to be commercially viable and appropriate government and industry approvals, if required, have been obtained. There is no assurance that we will be successful in developing commercially viable products, that such products will obtain appropriate government and industry approvals, or that such products will generate revenue and profits for the Company.

         Our immediate objective is to develop and market a competitive product line of E. coli detection systems for water treatment plants that are designed to meet current testing requirements and produce test results in less than one minute and at a lower cost per test than the method currently used. E. coli contamination of drinking water and surface water is an increasing problem worldwide. Accurate and immediate testing for E. coli contamination can reduce the risk of illness and death.

         We acquired the exclusive rights to the E. coli detection system on June 7, 1999, when we acquired 100% of the common stock of E. Coli Measurement Systems, Inc. ("EMSI"), a Florida corporation, in exchange for 540,000 shares of our common stock. EMSI ceased to exist by reason of the transaction, and the rights and obligations of EMSI under their Exclusive License Agreement and Sponsored Research Agreement with the University of California were assigned to us.

         We acquired the exclusive worldwide rights to the cryptosporidium detection system on September 17, 1999, when we acquired 100% of the common stock of Safe Water Technologies, Inc. ("SWT"), a Florida corporation in exchange for 950,000 shares of our common stock. SWT ceased to exist by reason of the transaction and the rights and obligations of SWT under their Exclusive License Agreement with the University of South Florida Research Foundation were assigned to us.

         The description of our business and other information regarding the Company is contained in our Form 10-SB, as amended, and our Form 10-KSB for the year ended December 31, 2000. These reports are incorporated herein by reference.


                                  RISK FACTORS

         You should carefully consider each of the risks and uncertainties described below and all the other information contained in this prospectus before deciding to invest in shares of our common stock. The trading price of our common stock could decline if any of the following risks and uncertainties develop into actual events, and you may lose all or part of the money you paid to buy our common stock.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. We assume no obligation to update any forward-looking statements or reason why actual results might differ.

We Have A Limited Operating History
         We have only been operating since October 6, 1998. Accordingly, we have a limited operating history upon which an evaluation of our performance and prospects can be based. We face all of the risks common to companies in the early stage of development, including:

             -Under Capitalization
             -Cash Shortages
             -An Unproven Business Model
             -A Product in the Development Stage
             -Lack of Revenue, Cash flow, and Earnings to be Self-sustaining

         Our failure to successfully address any of the risks described above will have a material adverse effect on our business, financial condition and on the price of our common stock.

We Have A History Of Losses And Expect Future Losses
         We have had annual losses since our inception in October, 1998. We expect to continue to incur losses until we finish the development of our products, obtain government approval, if required, for our products, and sell enough products at prices high enough to generate a profit. There is no assurance that we will be able to develop a commercially viable product, to obtain approval for our products, or to generate net revenue from the sale of our products, or to achieve or maintain profitable operations.

Our Products Are Still In Development
         Centrex has no products or services for sale at this time.  The Centrex
E. coli detection system is still in the research and development stage. It has not yet been submitted to or received approval from any government agency which may be required before we can sell the product in the United States ("U.S."). There is no assurance that the product will be commercially viable or that any agency will approve the product for sale in the U.S. It is anticipated that the
E. coli detection system will be marketed worldwide when development is completed and any required approvals are secured, either directly by Centrex or by a corporate marketing partner, to water treatment systems and end users of drinking water including individual homeowners, hospitals and water park operators.

         The E. coli detection system is the commercial use of a detection technique developed by LANL for use by the U.S. armed forces. The detection system uses a proprietary, patented technology to detect the "fingerprint" of the bacteria it has been calibrated to match. This technique yields rapid results because a culture is not required.

If We Cannot Generate Adequate, Profitable Sales Of Our Product, We Will Not Be Successful
         In order to succeed as a company, we must develop a commercially viable product and sell adequate quantities at a high enough price to generate a profit. We may not accomplish these objectives. Even if we succeed in developing a commercially viable product, a number of factors may affect future sales of our product. These factors include:

     -    Whether we are successful in obtaining required approvals;

     - Whether water treatment plants and end users will accept our product as a viable alternative to the current testing method; and

     -    Whether the cost of our product is competitive in the marketplace

We Must Raise Additional Funds To Commence Testing
         We require substantial additional working capital to begin collecting data, to commence and complete field trials, and to market our potential product. There is no assurance that the additional capital required will be available to Centrex on acceptable terms when needed, if at all. Any additional capital may involve substantial dilution to the interests of Centrex's then existing shareholders.

Stringent, Ongoing Government Regulation And Inspection Of Our Potential Product Could Lead To Delays In Manufacture, Marketing and Sales
         Water treatment plants are controlled by governments worldwide. The controlling agency may continue to review products even after they receive approval. Our potential product, its manufacture and marketing will be subject to ongoing regulation, including compliance with current Good Manufacturing Practices and adverse reporting requirements. Any enforcement action resulting from failure to comply with requirements could affect the manufacture and marketing of our potential product.

We Must Obtain Regulatory Approvals In Foreign Jurisdictions To Market Our Products Abroad
         We will be subject to a variety of regulations governing sales of our products outside the U.S. Whether or not U.S. approval has been obtained, we must secure approval of a product by the comparable non-U.S. regulatory authorities prior to the commencement of marketing of the product in a foreign country. The process of obtaining these approvals will be time consuming and costly. The approval process varies from country to country and the time needed to secure additional approvals may be longer than that required for U.S. approval. Unanticipated changes in existing regulations or the adoption of new regulations could affect the manufacture and marketing of our products.

We May Not Be Able To Market And Distribute Our Product
         Our success depends, in part, on our ability to market and distribute our product effectively. We have no experience in the sale or marketing of water safety products. We have no manufacturing, marketing or distribution capabilities. In the event that we obtain U.S. approval for our potential product, we may require the assistance of one or more experienced water safety device companies to market and distribute our potential product effectively. If we seek an alliance with an experienced water safety device company, we may be unable to find a collaborative participant, enter into an alliance on favorable terms or enter into an alliance that will be successful. Any participant to an alliance might, at its discretion, limit the amount and timing of resources it devotes to marketing our product. Any marketing participant or licensee may terminate its agreement with us and abandon our product at any time for any reason without significant payment. If we do not enter into an alliance with a water safety device company to market and distribute our product, we may not be successful in entering into alternative arrangements, whether engaging independent distributors or recruiting, training and retaining a marketing staff and sales force of our own.

Intense Competition Could Harm Our Financial Performance
         The water safety industry is highly competitive. There are a number of companies, universities and research organizations actively engaged in research and development of products that may be similar to the Centrex E. coli detection system. Our competitors may have substantially greater assets, technical staffs, established market shares, and greater financial and operating resources than we do. There is no assurance that we can successfully compete.

We Do Not Own The Patents And Will Not Own Any Improvements
         We do not own any patents. The E. coli detection method is owned by the University of California and they filed a provisional patent application in the U.S. on December 18, 1998. There is no assurance that a patent will issue.

         The  University  of  South  Florida  owns  the  U.S.   patent  for  the
cryptosporidium detection method, which was published April 1, 1997.

         The filing, prosecution and maintenance of all patent rights are within the sole discretion of the patent owners. We have the right to request that the patent owners seek, obtain and maintain such patent and other protections to the extent that they are lawfully entitled to do so, at our sole expense. There is no assurance that the University of California or the University of South Florida will seek, obtain or maintain such patent and other protection to which they are or may become lawfully entitled and there is no assurance that we will have enough working capital to fund their activities.

There May Be Competing Products In The Future
         There is no assurance that competing products will not be developed or that improvements to the patent will be available to Centrex under its existing license. The filing, prosecution and maintenance of all patent rights are within the sole discretion of the patent owners. Centrex has the right to request that the patent owners seek, obtain and maintain such patent and other protection to the extent that they are lawfully entitled to do so, at Centrex's sole expense. There is no assurance that the patent owners will seek, obtain or maintain such patent and other protection to which they are lawfully entitled. Further, there is no assurance that Centrex will have sufficient working capital to fund the patent owners' efforts in those activities, if requested.

Our Lack Of Foreign Patent Protection Could Adversely Affect Our Ability To Compete
         The U.S. patent covering the Centrex E. coli detection technology does not extend to foreign countries, and the Company does not presently have any foreign patent protection for its product.

We Are Dependent Upon The Services Of The Researchers And Our Employees
         The E. coli detection system is being developed at LANL under the direction of Dr. Alonso Castro, discoverer of the E. coli detection process. The loss of the services of Dr. Castro and our inability to retain an acceptable substitute could have a material adverse effect on us.

     We are also dependent upon the services of our sole officer and director and employees, each of whom have provided services without cash compensation. There is no assurance they will continue to provide services without cash compensation. The loss of their services or our inability to retain such experienced personnel could have a material adverse effect on our business prospects.

Concentration Of Stock Ownership
         Our sole officer and director, employees and beneficial owners, as a group, own about 74% of our issued and outstanding common stock. As a result, they exercise substantial influence over our business and the election of members to the Board of Directors.

Limited Experience Of Management And Potential Conflicts Of Interest
         The sole officer and key employees of Centrex have had limited experience in the water safety industry. In addition, the sole officer and key employees are associated with other firms involved in a range of business activities. Consequently, there are potential conflicts of interest in their acting as officers and directors of Centrex. Management estimates that not more than 50% of their time will be devoted to Centrex's activities.

No Market For Our Common Stock
         There is no market for our common stock and there is no assurance that one will be established. There is also no assurance that even if we are successful in establishing a market for our common stock that the market will be sustained. You may not ever be able to sell your shares of common stock.

We Do Not Expect To Pay Dividends
         We have not declared or paid, and for the foreseeable future we do not anticipate declaring or paying, dividends on our common stock.

Dilution
         You will experience significant dilution if you invest in this Offering. Also, to the extent outstanding warrants and options to purchase our common stock are exercised or additional equity securities are issued at a price below the price of a share in this offering, you will experience dilution. At November 20, 2001, the Company had outstanding options to purchase up to 1,692,500 shares of common stock at exercise prices ranging from $0.001 per share to $0.50 per share.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares sold by the selling shareholders.

                               SELLING SHAREHOLDERS

         The Selling Shareholders will consist of officers, directors and employees of the Company. We will supplement the reoffer prospectus with their names and amounts of securities to be offered as such information becomes known to us.


                              PLAN OF DISTRIBUTION

         We are registering the securities on behalf of the selling shareholders. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be paid by us. We estimate such costs, expenses and fees to be $750. Brokerage commissions and similar selling expenses, if any, attributable to the sale of securities will be paid by the selling shareholders.

         The selling shareholders may sell up to 3,000,000 shares of common stock from time to time. The selling shareholders may sell his shares

          -On the OTC Bulletin Board
          -To a broker-dealer, including a market maker, who purchases the shares for its own account -In private transactions or by gift

         The selling shareholders may also pledge his shares from time to time, and the lender may sell the shares upon foreclosure.

         The shares being offered by the selling shareholders will be issued pursuant to Centrex Inc.'s First Amended Employee Incentive Stock Option Plan.

         The decision to sell any securities is within the discretion of each selling shareholder. Each selling shareholder is free to offer and sell his securities at times, in a manner and at prices as he determines.

         The selling shareholders may sell the shares at a negotiated price or at the market price or both. They may sell their shares directly to the purchasers or they may use brokers. If a broker is used, the selling shareholder may pay a brokerage fee or commission or he may sell the shares to the broker at a discount from the market price. The purchasers of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by the selling shareholders for the sale of any of their shares.

         The selling shareholders and broker-dealers, if any, acting in connection with sales by the selling shareholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

         We will advise each selling shareholder that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to their sales in the market. We will furnish each selling shareholder with a copy of regulation M, and we will informed them that they should deliver a copy of this prospectus when they sell any shares.

                              AVAILABLE INFORMATION

         We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You can find Centrex's SEC filings on the SEC's web site, www.sec.gov.

         We furnish our shareholders with annual reports containing audited financial statements and with such other periodic reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.

         You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information that is different.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934

          1.   Our Form 10-SB, as amended

          2.   Our Annual Report on Form 10 KSB for the year ended  December 31,
               2000

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the registration statement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the statement.

         If we file any document with the SEC that contains information which is different from the information contained in this prospectus, you may rely only on the most recent information which we have filed with the Commission.

         We will provide a copy of the documents referred to above without charge if you request the information from us. You should contact Mr. Gifford Mabie, President, Centrex, Inc., 8908 S. Yale Ave. #409, Tulsa, Oklahoma 74137, telephone (918) 491-7557, if you wish to receive any of such material.


                                  LEGAL MATTERS

         The legality of the shares offered hereby has been passed upon by Kaufman & Associates, One Main Plaza, Suite 210, Tulsa, OK 74119.


                                     EXPERTS

     The balance sheet of Centrex as of December 31, 2000 and the statements of operations, shareholders' equity and cash flows for the period from inception (October 6, 1998) to December 31, 2000 and for the years ended December 31, 2000 and 1999, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph on our ability to continue as a going concern, of Tullius Taylor Sartain & Sartain LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) the Company's  Form 10-SB filed November 27, 2000 as amended.
         (b) the Company's Form 10-KSB for the year ended December 31, 2000.

         All documents subsequently filed by Centrex pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 prior to the filing of any post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement from the date of filing of such documents.

Item 4.  Description of Securities.

         Incorporated herein by reference to our Form 10-SB, filed November 27, 2000, as amended.

Item 5.  Interests of Named Experts and Counsel.

         There are no experts having an interest in the shares offered hereby. Kaufman & Associates is acting as special counsel to Centrex in connection with the filing of this Registration Statement. Kaufman & Associates acts as legal counsel to Centrex on various matters for which they have received cash compensation, along with their out of pocket expenses.

Item 6.  Indemnification of Directors and Officers.

         Incorporated herein by reference to our Form 10-SB, as amended.

Item 7.  Exemption from Registration.

         The transactions covered by this Registration Statement were not registered under the Securities Act of 1933, as amended, in reliance upon the exemptions from such registration pursuant to Section 4(2), and Regulation D.

Item 8.  Exhibits.

         Exhibit
         No.         Description of Exhibit
         -------     ----------------------
          4.2        Centrex Inc.'s First Amended  Employee  Incentive Stock
                         Option Plan
          5.0        Opinion of Kaufman & Associates
         23.1        Consent of Kaufman & Associates (contained in Exhibit 5.0)
         23.2        Consent of Tullius Taylor Sartain & Sartain LLP

Item 9.  Undertakings.

         The registrant hereby covenants and undertakes, pursuant to SEC Rule 512, to:

          (a) Rule 415 offering.

               (I) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; and

               (II) Include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933; and

               (III) Reflect in the prospectus any facts or events arising after the effective date which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement; and

               (IV) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement; and

               (V) That for purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registrations statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (VI) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold which remain unsold at the termination of the offering; and

               (VII) Not applicable since the registrant is not a foreign issuer.

         (b)       Rule 512 (b)

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)      Rule 512 (h).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question where such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 21, 2001

                                           Centrex, Inc.

                                           By:  /s/ Gifford Mabie
                                           -------------------------------------
                                           Gifford Mabie
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated:

         Director                           Date
         --------                           ------

         /s/ Gifford Mabie                  November 21, 2001
         ----------------------------
         Gifford Mabie, Director


                                       12